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EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-145002 and 333-138314) and Form S-8 (Nos. 333-176356, 333-159453 and 333-126777) of Maidenform Brands Inc. of our report dated March 8, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10 K.

/s/ PricewaterhouseCoopers LLP
Florham Park, New Jersey
March 8, 2013

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  EXHIBIT 23.1